WINGSTOP INC. AND SUBSIDIARIES

Supplemental Information (Unaudited)
Adoption of New Revenue Recognition Guidance

SUPPLEMENTAL INFORMATION

The purpose of this exhibit is to provide additional information related to Wingstop, Inc. and subsidiaries’ (the "Company”) adoption of new revenue recognition guidance and the impact to the Company’s historical financial results. This exhibit should be read in conjunction with Exhibit 99.1.

Revenue from Contracts with Customers
In May 2014, the Financial Accounting Standards Board (“FASB”) issued new guidance for revenue recognition related to contracts with customers, except for contracts within the scope of other standards, which supersedes nearly all existing revenue recognition guidance. The new guidance provides a single framework in which revenue is required to be recognized to depict the transfer of goods or services to customers in amounts that reflect the consideration to which a company expects to be entitled in exchange for those goods or services.

The new guidance is effective for the Company in fiscal year 2018. The Company will adopt this new guidance in fiscal year 2018 using the full retrospective transition method, which will result in restating each prior reporting period presented, fiscal years 2017 and 2016, in the year of adoption. Additionally, a cumulative effect adjustment will be recorded to the opening balance of accumulated deficit as of the first day of fiscal year 2016, the earliest period presented, which we expect to be $5.1 million.

The expected impact of the new guidance is summarized below. In addition to these expected impacts to our financial results, the Company continues to evaluate the impact the adoption of this new guidance will have on financial statement disclosures, in addition to evaluating business processes and internal controls related to revenue recognition to assist in the ongoing application of the new guidance.

Franchise Fees
The adoption of the new guidance will change the timing of recognition of initial franchise fees, development fees, territory fees for our international business, and renewal and transfer fees. Currently, these fees are generally recognized upfront upon either opening of the respective restaurant, when a renewal agreement becomes effective, or upon transfer of a franchise agreement. The new guidance will generally require these fees to be recognized over the term of the related franchise license for the respective restaurant, which will result in an impact to revenue recognized for initial franchise fees and renewal fees. The new guidance will not change the recognition of royalty income.

Advertising
The adoption of the new guidance will change the reporting of advertising fund contributions from franchisees and the related advertising fund expenditures, which are not currently included in the consolidated statements of operations. The new guidance requires these advertising fund contributions and expenditures to be reported on a gross basis in the consolidated statements of operations, which will have an impact to our total revenues and expenses. However, we expect such advertising fund contributions and expenditures will be largely offsetting and therefore do not expect a significant impact on our reported net income. Additionally, advertising costs that have been incurred by the Company outside of the advertising funds have historically been included within general and administrative expenses, net, but will be included within advertising expenses in the consolidated statements of operations. Advertising expenses incurred by Company-owned restaurants will continue to be included within cost of sales in the consolidated statements of operations.

Annual Statements of Operations - Fiscal Years 2017 and 2016

The following consolidated statements of operations for the fiscal years ended December 30, 2017 and December 31, 2016 reflect the expected impacts of the adoption of the new guidance for revenue recognition:

WINGSTOP INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)
(amounts in thousands, except per share data)

	Fiscal year ended December 30, 2017
		Adjustments for adoption of ASC 606
	As reported	Franchise Fees	Advertising	Restated
Revenue:
Royalty revenue and franchise fees	$68,483	$(2,407)	$—	$66,076
Advertising fees and related income	—	—	30,174	30,174
Company-owned restaurant sales	37,069	—	—	37,069
Total revenue	105,552	(2,407)	30,174	133,319
Costs and expenses:
Cost of sales (1)	28,745	—	—	28,745
Advertising Expenses	—	—	32,427	32,427
Selling, general and administrative	37,151	—	(2,253)	34,898
Depreciation and amortization	3,376	—	—	3,376
Total costs and expenses	69,272	—	30,174	99,446
Operating income	36,280	(2,407)	—	33,873
Interest expense, net	5,131	—	—	5,131
Other (income) expense, net	—	—	—	—
Income before income tax expense	31,149	(2,407)	—	28,742
Income tax expense (2)	3,845	957	—	4,802
Net income	$27,304	$(3,364)	$—	$23,940

Earnings per share
Basic	$0.94	$(0.12)	$—	$0.82
Diluted	$0.93	$(0.11)	$—	$0.82

(1) Cost of sales excludes depreciation and amortization, which are presented separately, and includes advertising expenses incurred at company-owned restaurants.
(2) Adjustments for "Franchise fees" include tax expense of $1.8 million related to the enactment of the Tax Cuts and Jobs Act, consisting of the remeasurement of the related deferred tax balances using the lower enacted corporate rate.

WINGSTOP INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)
(amounts in thousands, except per share data)

	Fiscal year ended December 31, 2016
		Adjustments for adoption of ASC 606
	As reported	Franchise Fees	Advertising	Restated
Revenue:
Royalty revenue and franchise fees	$57,071	$(2,596)	$—	$54,475
Advertising fees and related income	—	—	14,561	14,561
Company-owned restaurant sales	34,288	—	—	34,288
Total revenue	91,359	(2,596)	14,561	103,324
Costs and expenses:
Cost of sales (1)	25,308	—	—	25,308
Advertising Expenses	—	—	13,849	13,849
Selling, general and administrative	33,840	—	712	34,552
Depreciation and amortization	3,008	—	—	3,008
Total costs and expenses	62,156	—	14,561	76,717
Operating income	29,203	(2,596)	—	26,607
Interest expense, net	4,396	—	—	4,396
Other (income) expense, net	254	—	—	254
Income before income tax expense	24,553	(2,596)	—	21,957
Income tax expense	9,119	(931)	—	8,188
Net income	$15,434	$(1,665)	$—	$13,769

Earnings per share
Basic	$0.54	$(0.06)	$—	$0.48
Diluted	$0.53	$(0.06)	$—	$0.47

(1) Cost of sales excludes depreciation and amortization, which are presented separately, and includes advertising expenses incurred at company-owned restaurants

Quarterly Statements of Operations - Fiscal Year 2017
The following consolidated statements of operations for each quarter within the fiscal year ended December 30, 2017 reflect the expected impacts of the adoption of the new guidance for revenue recognition:

WINGSTOP INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)
(amounts in thousands, except per share data)

	Thirteen weeks ended
	April 1, 2017	July 1, 2017	September 30, 2017	December 30, 2017
	(Restated)	(Restated)	(Restated)	(Restated)
Revenue:
Royalty revenue and franchise fees	$17,596	$15,267	$15,872	$17,341
Advertising fees and related income	7,268	7,466	7,579	7,861
Company-owned restaurant sales	8,546	8,845	9,672	10,006
Total revenue	33,410	31,578	33,123	35,208
Costs and expenses:
Cost of sales (1)	6,600	6,867	7,823	7,455
Advertising Expenses	9,283	7,574	7,665	7,905
Selling, general and administrative	8,247	8,180	8,058	10,413
Depreciation and amortization	755	771	881	969
Total costs and expenses	24,885	23,392	24,427	26,742
Operating income	8,525	8,186	8,696	8,466
Interest expense, net	1,299	1,307	1,302	1,223
Other (income) expense, net	—	—	—	—
Income before income tax expense	7,226	6,879	7,394	7,243
Income tax expense (2)	969	1,972	2,690	(829)
Net income	$6,257	$4,907	$4,704	$8,072

Earnings per share
Basic	$0.22	$0.17	$0.16	$0.28
Diluted	$0.21	$0.17	$0.16	$0.27

(1) Cost of sales excludes depreciation and amortization, which are presented separately, and includes advertising expenses incurred at company-owned restaurants.
(2) Adjustments for "Franchise fees" include tax expense of $1.8 million related to the enactment of the Tax Cuts and Jobs Act, consisting of the remeasurement of the related deferred tax balances using the lower enacted corporate rate.

Non-GAAP Reconciliations - Fiscal Years 2017 and 2016
The following non-GAAP reconciliations reflect the impacts of the adoption of the new guidance for revenue recognition:

WINGSTOP INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
(Unaudited)
(amounts in thousands)

	Fiscal Year Ended
	December 30, 2017	December 31, 2016
Net income	$23,940	$13,769
Interest expense, net	5,131	4,396
Income tax expense	4,802	8,188
Depreciation and amortization	3,376	3,008
EBITDA	$37,249	$29,361
Additional adjustments:
Transaction costs (a)	—	2,388
Stock-based compensation expense (b)	1,851	1,231
Adjusted EBITDA	$39,100	$32,980

(a)
Represents costs and expenses related to the refinancing of our credit agreement and our public offerings; all transaction costs are included in SG&A with the exception of $215,000 that is included in Other expense, net during the fiscal year ended December 31, 2016.

(b)	Includes non-cash, stock-based compensation.

WINGSTOP INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS
(Unaudited)
(amounts in thousands, except per share data)

	Fiscal Year Ended
	December 30, 2017	December 31, 2016
Numerator:
Net income	$23,940	$13,769
Adjustments
Transaction costs (a)	—	2,388
Tax effect of adjustments (b)	—	(896)
Impact of tax reform (c)	(3,647)	—
Adjusted net income	$20,293	$15,261

Denominator:
Weighted-average shares outstanding - diluted	29,424	28,983

Adjusted earnings per diluted share	$0.69	$0.53

(a) Represents costs and expenses related to the refinancings of our credit agreement and our public offerings; all transaction costs are included in SG&A with the exception of $215,000 that is included in Other expense, net during the period ended December 31, 2016.
(b) Represents the tax effect of the aforementioned adjustments to reflect corporate income taxes at an assumed effective tax rate of 37.6% for the period ended December 31, 2016, which includes provisions for U.S. federal income taxes, and assumes the respective statutory rates for applicable state and local jurisdictions.
(c) Net tax benefit due to the enactment of the Tax Act during the fiscal ended December 30, 2017, consisting primarily of the re-measurement of deferred tax liabilities using the lower enacted corporate tax rate.